                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:    John Mongelli
            Investor Relations
            (770) 752-6171

                  CHOICEPOINT(R) REPORTS THIRD QUARTER RESULTS

ALPHARETTA, GA. - OCTOBER 21, 2003 - ChoicePoint Inc. (NYSE: CPS), today reported third quarter total revenue of $201.5 million, resulting in revenue growth over the comparable period of 2002 of 7 percent. Excluding $12.4 million of reimbursable expenses grossed up as revenue under EITF 01-14, third quarter core revenue was $189.1 million. This core revenue represents a 6 percent increase over comparable revenue in the third quarter of 2002.

Related to the previously announced consolidation of certain public records and drug testing operations and the reengineering of our e-mail direct marketing business, the Company recorded an additional charge of $4.0 million ($2.5 million after tax) during the third quarter of 2003. Total earnings per share ("EPS") for the third quarter was $0.32 per share which includes the $0.03 per share dilutive effect of the aforementioned charge. Excluding the effect of this charge, EPS would have been $0.35 per share.

"As expected, weak customer spending in our Marketing Services segment impacted our results this quarter. I am nevertheless pleased with the underlying trends I am seeing in many of our businesses heading into 2004 and the progress we're making against our long-term growth initiatives," commented Derek V. Smith, chairman and CEO.

Chief Financial Officer Steven W. Surbaugh added, "While we achieved our revised expectations, the softness in our Marketing Services segment and the cycling of the 2002 homeland security successes tempered our comparable operating results for the quarter, and will also impact our fourth quarter comparables. We have analyzed our operations and are confident of our long-term revenue and profit prospects. I am very pleased that our balance sheet and cash flows continue to remain very strong and provide us significant flexibility to execute our business strategies over the long-term."
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ChoicePoint Earnings
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FINANCIAL HIGHLIGHTS

- Core revenue increased 6 percent to $189.1 million for the third quarter of 2003 from $178.8 million for the third quarter of 2002. Internal revenue (which represents core revenue less revenue from acquisitions) declined 1 percent from the third quarter of 2002, primarily related to the continued weakness in our Marketing Services businesses. Third quarter 2003 total revenue increased 7 percent to $201.5 million from $188.9 million in 2002.

- Operating income was $47.8 million for the third quarter of 2003 compared to $50.0 million for the third quarter of 2002. Excluding the realignment charges discussed below, operating income was $51.8 million for the third quarter of 2003, an increase of 4 percent from 2002.

- In the third quarter of 2003, the Company recorded an additional pre-tax charge of $4.0 million ($2.5 million net of taxes) related to the previously announced consolidation of certain public records and drug testing operations and the reengineering of our e-mail direct marketing business. Due to recent changes in accounting principles which preclude recognition until specific conditions or events occur, the Company also anticipates recording an additional pre-tax realignment charge of $2 million to $5 million in connection with this realignment during the fourth quarter of the year. Through September 30, 2003, the Company has recorded $23.8 million of realignment charges against the previously announced estimate in the mid $20 million range. The fourth quarter range of estimated charges relates primarily to our on-going review of the Marketing Services segment.

- Free cash flow (net cash provided by operating activities of continuing operations of $42.4 million less capital expenditures of $10.5 million) was a very strong $31.8 million for the third quarter of 2003, an increase of $5.8 million compared to $26.0 million for the third quarter of 2002.

- Net debt (total debt less cash) for the nine months ended September 30, 2003, decreased by $90.3 million to $57.8 million as we used proceeds from the first quarter sale of CPCS and cash from operations to pay down debt. Our additional remaining debt capacity under our committed financing lines is approximately $355 million.
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ChoicePoint Earnings
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-     During the quarter ended September 30, 2003, the Company acquired TML
      Information Services, Inc., a provider of MVRs to the insurance industry, and effective September 30, 2003, ChoicePoint acquired certain assets of Bridger Systems, Inc., related to its authentication products which assist customers in their compliance with OFAC, USA PATRIOT Act and other requirements, and certain assets of insuranceDecisions, Inc., a provider of full service claims administration applications to the P&C commercial lines insurance industry. Effective October 1, 2003, the Company acquired CITI Network, Inc. d/b/a Apartment Screening and Processing (ASAP), a provider of residential screening services to apartment communities located in Florida.

OPERATIONAL HIGHLIGHTS

INSURANCE SERVICES

- Total revenue increased 11 percent to $78.1 million in the third quarter of 2003 compared to $70.5 million in the prior year, including an internal revenue growth rate of 10 percent. These results exclude CPCS which was sold in February 2003 and is reported as discontinued operations in the accompanying financial information. The personal lines business posted strong mid-teen internal growth driven by marketplace acceptance of new products and increased unit volumes in the personal lines business. A decline in internal revenues at Insurity Inc. due to the project-oriented nature of its operations impacted the overall growth rate for the segment during the quarter.

- Operating income in Insurance Services was $44.0 million for the third quarter of 2003, up 18 percent from $37.2 million in the prior year. Operating profit margin in Insurance Services for the quarter was 56.3 percent, 360 basis points above 52.7 percent in the third quarter of 2002. The increase in operating income is due primarily to the revenue growth discussed above and product mix.

BUSINESS & GOVERNMENT SERVICES

- Total revenue increased 10 percent to $87.1 million in the third quarter of 2003 compared to $79.3 million in the prior year primarily due to growth from acquisitions and our nursery initiatives, which offset declines in our public records and drug testing product lines and
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ChoicePoint Earnings
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      tougher homeland security revenue comparisons verses the third quarter of
      2002. Internal revenue declined 4 percent for the third quarter of 2003 over the comparable period in 2002.

- Operating income in Business & Government Services was $18.7 million for the third quarter of 2003, down 5 percent from $19.5 million in the prior year primarily due to change in product mix. Operating profit margin in Business & Government Services for the third quarter of 2003 was 21.4 percent. While above the average margin for the first six months of 2003, the margins were negatively impacted this quarter by product mix and additional expenses incurred in our new product initiatives.

MARKETING SERVICES

- In the third quarter of 2003, revenue excluding reimbursable expenses decreased 18 percent over the prior year from $27.5 million in 2002 to $22.6 million in 2003 due primarily to weakness in our e-mail and print products. The internal revenue declined 22 percent. Total revenue for the segment decreased 7 percent from $37.6 million in 2002 to $35.0 million in 2003. The Company excludes the revenue from reimbursable expenses in its operational analyses because these items are fully reimbursed by our customers without markup and have no impact on operating income, net income, EPS, cash flows or the balance sheet.

- Operating income in Marketing Services was $3.6 million for the third quarter of 2003, down 58 percent from $8.5 million in the prior year due to lower revenues. Third quarter operating profit margin, as a percentage of revenue without reimbursable expenses, was 15.8 percent (10.2 percent of total revenue).

OUTLOOK

Based on recent business trends, ChoicePoint continues to expect full year core revenue growth to be in the 8 to 10 percent range. Additionally, the Company expects year-over-year margin expansion of up to 100 basis points based on these revenue assumptions and lower costs associated with the cost reduction initiatives taken in the second and third quarters of 2003.

WEBCAST

ChoicePoint's third quarter results will be discussed in more detail on October 21, 2003, at 8:30 am EDT via teleconference. The live audio Webcast of the call will be available on
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ChoicePoint Earnings
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ChoicePoint's Web site at www.choicepoint.com. There will also be a replay of the call available beginning at approximately 10:00 am EDT at the same Web address.

About ChoicePoint

ChoicePoint Inc. (NYSE: CPS) is the leading provider of identification and credential verification services for making smarter decisions in a world challenged by increased risks. Serving the needs of business, government, non-profit organizations and individuals, ChoicePoint works to create a safer and more secure society through the responsible use of information while ensuring the protection of personal privacy. For more information about ChoicePoint, visit the Company's Web site at www.choicepoint.com.

Forward-Looking Statements

Certain written statements in this release and oral statements made by or on behalf of the Company may constitute "forward-looking statements" as defined under the Private Securities Litigation Reform Act of 1995. Words or phrases such as "should result," "are expected to," "we anticipate," "we estimate," "we project," or similar expressions are intended to identify forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in any forward-looking statements. These risks and uncertainties include, but are not limited to, the following important factors: demand for the Company's services, product development, maintaining acceptable margins, ability to control costs, the impact of federal, state and local regulatory requirements on the Company's business, including the public records market and privacy matters affecting the Company, the impact of competition and the uncertainty of economic conditions in general. Additional information concerning these and other risks and uncertainties is contained in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2002. Readers are cautioned not to place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made, and the Company undertakes no obligation to publicly update these statements based on events that may occur after the date of this press release.
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ChoicePoint Earnings
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                                CHOICEPOINT INC.
                              Financial Highlights

(Unaudited)                                                          Three Months Ended               Nine Months Ended
                                                                       September 30,                    September 30,
                                                                       -------------                    -------------
(Dollars in thousands, except per share data)                       2003            2002            2003            2002
---------------------------------------------                       ----            ----            ----            ----
Core revenue (a) ............................................    $ 189,116       $ 178,832       $ 561,900       $ 509,638
Revenue from divested and discontinued product lines ........           --              --              --              72
                                                                 ---------       ---------       ---------       ---------
Revenue from products and services ..........................      189,116         178,832         561,900         509,710
Reimbursable expenses per EITF 01-14 (b) ....................       12,402          10,098          33,816          30,040
                                                                 ---------       ---------       ---------       ---------
Total revenue ...............................................      201,518         188,930         595,716         539,750
                                                                 =========       =========       =========       =========
Cost of services ............................................      100,963          93,162         299,736         266,244
Reimbursable expenses .......................................       12,402          10,098          33,816          30,040
Selling, general and administrative expenses ................       36,357          35,680         104,085         103,179
Other operating charges (c) .................................        4,022              --          23,839           7,342
                                                                 ---------       ---------       ---------       ---------
Total costs and expenses ....................................      153,744         138,940         461,476         406,805
Operating income ............................................       47,774          49,990         134,240         132,945
Interest expense ............................................         (608)         (2,017)         (2,424)         (6,672)
                                                                 ---------       ---------       ---------       ---------
Income from continuing operations before income taxes .......       47,166          47,973         131,816         126,273
Provision for income taxes ..................................       18,111          18,415          50,617          48,470
                                                                 ---------       ---------       ---------       ---------
Income from continuing operations ...........................       29,055          29,558          81,199          77,803
Income from discontinued operations, net of taxes (d) .......           --           1,704             991           4,986
Gain on sale of discontinued operations, net of taxes (d) ...           --              --          32,893              --
Cumulative effect of change in accounting principle,
  net of taxes (e) ..........................................           --              --              --         (24,416)
                                                                 ---------       ---------       ---------       ---------
Net income ..................................................    $  29,055       $  31,262       $ 115,083       $  58,373
                                                                 =========       =========       =========       =========

EPS -  diluted:
      Income from continuing operations .....................    $    0.32       $    0.33       $    0.91       $    0.87
      Discontinued operations, net of taxes .................           --            0.02            0.01            0.06
      Gain on sale of discontinued operations, net of taxes .           --              --            0.37              --
      Cumulative effect of change in accounting principle,
        net of taxes ........................................           --              --              --           (0.28)
                                                                 ---------       ---------       ---------       ---------
      Net Income ............................................    $    0.32       $    0.35       $    1.28       $    0.65
                                                                 =========       =========       =========       =========
  Weighted average shares - diluted .........................       89,866          89,612          89,579          89,425
                                                                 =========       =========       =========       =========

EBITDA (f) ..................................................    $  61,141       $  61,443       $ 174,135       $ 165,419

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ChoicePoint Earnings
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                                CHOICEPOINT INC.
                        Financial Highlights (continued)

RECONCILIATION TO FINANCIAL INFORMATION EXCLUDING OTHER OPERATING CHARGES (C)

(Unaudited)                                                               Three Months Ended                Nine Months Ended
                                                                            September 30,                      September 30,
                                                                            -------------                      -------------
(Dollars in thousands, except per share data)                            2003             2002             2003             2002
                                                                         ----             ----             ----             ----
Operating income .................................................    $  47,774        $  49,990        $ 134,240        $ 132,945
Add back other operating charges (c) .............................        4,022               --           23,839            7,342
                                                                      ---------        ---------        ---------        ---------
Operating income before other operating charges ..................       51,796           49,990          158,079          140,287
Interest Expense .................................................         (608)          (2,017)          (2,424)          (6,672)
                                                                      ---------        ---------        ---------        ---------
Income from continuing operations before income taxes & other ....       51,188           47,973          155,655          133,615
  operating charges
Provision for income taxes .......................................       19,656           18,415           59,771           51,288
                                                                      ---------        ---------        ---------        ---------
Income from continuing operations before other operating charges .    $  31,532        $  29,558        $  95,884        $  82,327
                                                                      =========        =========        =========        =========
Effective tax rate ...............................................         38.4%            38.4%            38.4%            38.4%
Earnings per share - diluted excluding other operating charges ...    $    0.35        $    0.33        $    1.07        $    0.92

EBITDA excluding other operating charges (f) .....................    $  65,163        $  61,443        $ 197,974        $ 172,761

(a) Core revenue excludes revenue from reimbursable expenses (see (b) below) and divested and discontinued product lines. The Company uses the core revenue metric to measure its continuing operations without the effect of reimbursable expenses.

(b) Reimbursable expenses per Emerging Issues Task Force ("EITF") 01-14 represent out-of-pocket expenses fully reimbursed by ChoicePoint's customers and recorded as revenues and expenses in accordance with EITF 01-14 "Income Statement Characterization of Reimbursements Received for `Out-of-Pocket' Expenses Incurred". As these expenses are fully reimbursed, without mark-up, by our customers and in a majority of cases prepaid by the customers, there is no impact on operating income, net income, EPS, cash flows or the balance sheet. In addition, management excludes these expenses from its revenue analysis for operational management and incentive purposes; therefore, we have separately identified these expenses and excluded the impact of them from calculations of core revenue, internal revenue growth and operating margins. Other pass-through expenses such as motor vehicle registry fees will continue to be accounted for on a net basis and, as such, excluded from revenues in our financial statements in accordance with generally accepted accounting principles. Third quarter pass-through expenses totaled $148.8 million in 2003 and $131.1 million in 2002. Pass-through expenses totaled $449.2 million for the nine months ended September 30, 2003 and $366.4 million for the nine months ended September 30, 2002.

(c) During the first nine months of 2003, the Company recorded other operating charges of $23.8 million ($14.7 million net of taxes) as a result of the realignment of our technology infrastructure and operations following the divestiture of our CPCS business, the transition to our new data center, down-sizing of our e-mail marketing business and the further consolidation of some of our public records and drug testing operations. This charge included asset impairments of $15.5 million primarily related to closed facilities or abandoned technology in the realignment, $3.7 million in severance and termination benefits, and $4.6 million of abandoned lease and other contractual commitments. During the second quarter of 2002, the Company recorded other operating charges of $7.3 million ($4.5 million net of taxes). This charge included a write-down of minority investments in start-up companies of $2.4 million, asset impairments of technology initiatives of $3.0 million, $0.5 million in severance and termination benefits and $1.4 million of expenses primarily related to the closure of two facilities and remaining obligations. The Company has presented analysis with and without these items because they represent costs that management excludes in its assessments of operating results and in determining operational incentive awards.
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ChoicePoint Earnings
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(d)   On February 28, 2003, the Company sold its CPCS operating unit. The pre-tax proceeds from the sale of CPCS were approximately $87 million. CPCS is reported as a discontinued operation for all periods presented and the results of its operations are reflected separately from the results of continuing operations.

(e) The change in accounting principle, net of taxes represents the goodwill impairment charge recorded by the Company retroactive to January 1, 2002 in accordance with Financial Accounting Standards Board ("FASB") Statement No. 142, "Goodwill and Other Intangible Assets," ("FASB Statement No. 142").

(f) Earnings before interest, taxes, depreciation and amortization ("EBITDA"), is not presented as a substitute for operating income, net income or cash flows from operating activities. The Company has included EBITDA data (which are not a measure of financial performance under generally accepted accounting principles) because such data are used by the Company to compare its performance to its competitors and to manage its on-going business and is also used by certain investors to analyze and compare companies on the basis of operating performance, leverage and liquidity, and to determine a company's ability to service debt.


                                CHOICEPOINT INC.
                        Financial Highlights (continued)


(Unaudited)                                                                       Nine Months Ended
                                                                                    September 30,
                                                                                    -------------
(Dollars in thousands)                                                           2003            2002
----------------------                                                           ----            ----
CASH FLOW HIGHLIGHTS
Income from continuing operations ........................................    $  81,199       $  77,803
Depreciation & amortization ..............................................       39,895          32,474
Changes in assets & liabilities and other ................................       15,378         (19,991)
                                                                              ---------       ---------
Net cash provided by operating activities of continuing operations .......    $ 136,472       $  90,286
Net cash (used) provided by activities of discontinued operations ........    $ (35,848)      $   7,448
Acquisitions & investments, net of cash acquired .........................    $ (74,593)      $ (45,680)
Cash proceeds from sale of business ......................................       87,000              --
Capital expenditures .....................................................      (32,217)        (35,431)
Other investing activities ...............................................           --              --
                                                                              =========       =========
Net cash used by investing activities ....................................    $ (19,810)      $ (81,111)
Net cash used by financing activities ....................................    $(100,776)      $ (47,561)

KEY BALANCE SHEET HIGHLIGHTS                                            September 30, 2003
----------------------------                                            ------------------
Debt .....................................................................    $ 72,203
Cash .....................................................................      14,397
                                                                              --------
Debt (net of cash) .......................................................    $ 57,806
Shareholders' Equity .....................................................    $756,606
Days sales outstanding (adjusted for pass through expenses) ..............     39 days

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ChoicePoint Earnings
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                                CHOICEPOINT INC.
                              2003 SEGMENT RESULTS

                                                   Q1 2003          Q2 2003          Q3 2003
                                                   -------          -------          -------
REVENUE
Insurance Services                                $  76,134        $  77,922        $  78,100
Business & Government Services                       80,995           83,792           87,080
Marketing Services                                   25,573           25,676           22,631
Royalty                                               1,303            1,389            1,305
                                                  ---------        ---------        ---------
  Core Revenue                                      184,005          188,779          189,116
Divested & Discontinued Product Lines                    --               --               --
                                                  ---------        ---------        ---------
  Revenue from products and services                184,005          188,779          189,116
Reimbursable Expenses per EITF 01-14                 10,944           10,470           12,402
                                                  ---------        ---------        ---------
  Total Revenue                                   $ 194,949        $ 199,249        $ 201,518
                                                  =========        =========        =========
OPERATING INCOME
Insurance Services                                $  42,436        $  44,364        $  43,998
Business & Government Services                       15,571           18,585           18,652
Marketing Services                                    6,908            7,374            3,580
Royalty                                                 646              626              416
Income from Reimbursable Expenses                        --               --               --
Divested & Discontinued Product Lines                    --               --               --
Corporate & Shared Expenses (a)                     (13,758)         (16,469)         (14,850)
                                                  ---------        ---------        ---------
  Operating Income before other charges (b)       $  51,803        $  54,480        $  51,796
                                                  =========        =========        =========
  Other operating charges (b)                            --          (19,817)          (4,022)
                                                  ---------        ---------        ---------
  Operating Income                                $  51,803        $  34,663        $  47,774
                                                  =========        =========        =========

CORE REVENUE (REVENUE W/O REIMBURSABLE
EXPENSES AND DIVESTED & DISCONTINUED PRODUCT
LINES) GROWTH RATE                                     16.0%             9.6%             5.8%

INTERNAL REVENUE GROWTH RATES
Insurance Services                                     17.2%            15.0%            10.1%
Business & Government Services                          3.9%            -2.5%            -3.9%
Marketing Services                                     -2.4%           -13.6%           -21.7%
Continuing operations                                   8.1%             2.4%            -1.2%

OPERATING MARGINS
Insurance Services                                     55.7%            56.9%            56.3%
Business & Government Services                         19.2%            22.2%            21.4%
Marketing Services                                     27.0%            28.7%            15.8%
Operating income before other operating
  charges, percentage of revenue from
  products and services (b)                            28.2%            28.9%            27.4%
Operating income, as a percentage of
  total revenue                                        26.6%            17.4%            23.7%

(a) Corporate and shared expenses represent costs of support functions, research and development initiatives, incentives and profit sharing that benefit all three segments.

(b) The Company has presented analysis above with and without these items because they represent costs that management excludes in its assessments of operating results and in determining operational incentive awards.

ChoicePoint Earnings
Page 10 of 10


                                CHOICEPOINT INC.
                              2002 SEGMENT RESULTS

                                               Q1 2002          Q2 2002          Q3 2002          Q4 2002        Total 2002
                                               -------          -------          -------          -------        ----------
REVENUE
Insurance Services                            $  64,140        $  67,031        $  70,495        $  68,616        $ 270,282
Business & Government Services                   69,116           75,713           79,307           84,625          308,761
Marketing Services                               23,717           27,950           27,467           26,699          105,833
Royalty                                           1,597            1,542            1,563            1,153            5,855
                                              ---------        ---------        ---------        ---------        ---------
  Core revenue                                  158,570          172,236          178,832          181,093          690,731
Divested & Discontinued Product Lines                72               --               --               --               72
                                              ---------        ---------        ---------        ---------        ---------
  Revenue from products and services            158,642          172,236          178,832          181,093          690,803
Reimbursable Expenses per EITF 01-14             10,019            9,923           10,098            8,480           38,520
                                              ---------        ---------        ---------        ---------        ---------
  Total Revenue                               $ 168,661        $ 182,159        $ 188,930        $ 189,573        $ 729,323
                                              =========        =========        =========        =========        =========
OPERATING INCOME
Insurance Services                            $  35,024        $  35,502        $  37,163        $  36,950        $ 144,639
Business & Government Services                   12,520           17,293           19,549           20,062           69,424
Marketing Services                                7,405            9,232            8,509            7,720           32,866
Royalty                                             997              933              932              464            3,326
Income from Reimbursable Expenses                    --               --               --               --               --
Divested & Discontinued Product Lines              (206)              --               --               --             (206)
Corporate & Shared Expenses                     (11,518)         (16,885)         (16,163)         (15,619)         (60,185)
                                              ---------        ---------        ---------        ---------        ---------
  Operating Income before other charges       $  44,222        $  46,075        $  49,990        $  49,577        $ 189,864
                                              =========        =========        =========        =========        =========
  Other operating charges                            --           (7,342)              --               --           (7,342)
                                              ---------        ---------        ---------        ---------        ---------
  Operating Income                            $  44,222        $  38,733        $  49,990        $  49,577        $ 182,522
                                              =========        =========        =========        =========        =========

  CORE REVENUE (REVENUE W/O REIMBURSABLE
    EXPENSES AND DIVESTED & DISCONTINUED
    PRODUCT LINES) GROWTH RATE                     18.0%            22.9%            16.9%            20.1%            19.4%
INTERNAL REVENUE GROWTH RATES
Insurance Services                                 17.5%            17.0%            18.5%            18.0%            17.8%
Business & Government Services                     -3.8%             5.6%            12.3%            17.6%             8.4%
Marketing Services                                  3.4%             5.4%             4.9%             6.7%             5.2%
Continuing operations                               5.7%            10.0%            13.4%            15.6%            11.4%

OPERATING MARGINS
Insurance Services                                 54.6%            53.0%            52.7%            53.9%            53.5%
Business & Government Services                     18.1%            22.8%            24.6%            23.7%            22.5%
Marketing Services                                 31.2%            33.0%            31.0%            28.9%            31.1%
Operating income before other operating
  charges, as a percentage of revenue
  from products and services                       27.9%            26.8%            28.0%            27.4%            27.5%
Operating income, as a percentage of
  total revenue                                    26.2%            21.3%            26.5%            26.2%            25.0%

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